SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT

Date of report (Date of earliest event reported): December 20, 2007 (December 18, 2007)

DATAMETRICS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	8567	95-3545701
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1717 Diplomacy Row, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 251-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 18, 2007, the Registrant executed a Master Revolving Note (the “Note”) in favor of Comerica Bank (“Comerica”) in the aggregate principal amount of $500,000 (the “Principal Amount”). The Note accrues interest at a rate equal to the prime rate plus three percent (3%). Pursuant to the Note, the Registrant has the right to request advances, from time to time, up to the Principal Amount. Accrued interest on the Note shall be payable monthly commencing in February 2008 until December 1, 2008 (the “Maturity Date”) at which time the payment of the then outstanding Principal Amount plus any accrued but unpaid interest shall be due and payable. So long as any amounts are due and payable under the Note, as the Registrant collects revenues from its account receivables, such revenues shall automatically be applied to repay any such amounts due under the Note. As of the date hereof, the Registrant has drawn down $200,000 of the Principal Amount of the Note. The funds received from the Note are being used for general working capital, including payroll.

As security for the Note, two (2) letters of credit were issued to Comerica, each in the amount of $267,500 (the “Letters of Credit”). The Letters of Credit were supplied by Philip S. Sassower (“Sassower”) and JAG Multi Investments, LLC, a limited liability company (“JAG”) managed by Alexander Goren (“Alexander”)(Sassower and JAG are hereinafter collectively referred to as the “Guarantors”). Alexander is the father of Andrea Goren, who, along with Sassower, are the members of SG Phoenix Ventures LLC, the managing member of SG DMTI Capital, LLC (“SG DMTI”). SG DMTI is the holder of (i) 1,000,000 shares of the Registrant’s Series B Preferred Stock, (ii) a warrant to purchase a number of shares of the Registrant’s common stock equal to fifty percent (50%) of the issued and outstanding shares on a fully diluted basis and (iii) the SG DMTI Note (as defined below). As such, the Guarantors are affiliates of the Registrant.

As consideration for the issuance of the Letters of Credit, the Registrant agreed to pay the Guarantors an aggregate fee of $25,000, which such amount was added to the principal amount of that certain secured promissory note, as amended, issued by the Registrant to SG DMTI on December 30, 2005 (the “SG DMTI Note”), and which has a current principal balance of $925,000. As additional consideration for the Guarantors issuing the Letters of Credit, the Registrant, executed a secured demand promissory note in favor of the Guarantors in the aggregate maximum principal amount of $535,000 (the “Guarantor Note”). The obligations of the Registrant under the Guarantor Note shall not take effect until such time, if ever, that Comerica enforces any of its rights by drawing funds against the Letters of Credit. At such time that Comerica enforces its rights against the Letters of Credit, then the Guarantor Note shall be in full force and effect to the extent of the amounts drawn against the Letters of Credit. The Guarantor Note is secured by substantially all of the assets of the Corporation and, pursuant to the terms of a side letter between, among others, the Guarantors and SG DMTI, ranks pari passu with the SG DMTI Note.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

10.39 Master Revolving Note between the Registrant and Comerica Bank dated December 18, 2007

10.40 Secured Demand Promissory Note between the Registrant, as Borrower, and The Philip S. Sassower 1996 Charitable Remainder Annuity Trust and JAG Multi Investments, LLC, as Payees, dated December 18, 2007

10.41 Letter Agreement between the Registrant, JAG Multi Investments, LLC, The Philip S. Sassower 1996 Charitable Remainder Annuity Trust, and Philip S. Sassower, dated December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

December 20, 2007	DATAMETRICS CORPORATION

	By:	/s/ John Marceca
Name: John Marceca
Title: President